Exhibit 99.151

NASDAQ: NOVB Sandler O’Neill & Partners, LP West Coast Financial Services Conference March 11, 2008 Michael J. Cushman President & CEO

Disclaimer Disclosure
This presentation contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. For a discussion of factors that could cause actual results to differ, please refer to the Company’s periodic reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 (and in particular, the discussion of risk factors within that report) which should be considered when evaluating the business prospects of the Company.

Company Profile
o Founded in 1972
o Holding Company for North Valley Bank
o Headquartered in Redding, California
o Total assets $949 million, as of December 31, 2007
o 26 branches serving nine counties
o NASDAQ: NOVB - since 1998

Footprint Locations

Profitability

Strategic Focus o Grow core deposits o Maintain strong asset quality

Strategic Focus ~ Deposits

Strategic Focus - Deposits
o Launch Premier Banking Group
o Hired seasoned professional bankers to manage team and develop campaign
o Target small-medium sized businesses, professionals, and high net-worth individuals
o Roll out plan in our business banking markets: Redding, Santa Rosa, Fairfield, Woodland, and Roseville
o Offer and deliver full suite of products
o Expand rollout of Remote Deposit Capture
o Product was well-received when originally launched, but put on hold during merger process

Strategic Focus - Deposits
o Deepen Existing Relationships
o Cross sell customers additional products and services
o Conduct joint calls with lenders and deposit officers
o Community Involvement
o Continue strong community based activities and support in markets served
o Service recognition - named “Best Bank in the North State” in 2006 and 2007

Strategic Focus - Asset Quality
o Strengthened Credit Administration
o Hired seasoned credit officers to augment portfolio administration efforts
o Continue portfolio stratification to monitor and manage concentration risks
o Maintain solid underwriting practices

Strategic Focus ~ Asset Quality Credit Quality Trends Maintain strong credit metrics - current NPL's 0.24% of loans

Strategic Focus ~ Asset Quality Loan Portfolio - 12/31/07